REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM
To the Shareholders and Board of
Trustees of OCM Gold Fund:

In planning and performing our
audit of the financial statements of
OCM Gold Fund (the Fund), as of
and for the year ended November
30, 2016, in accordance with the
standards of the Public Company
Accounting Oversight Board (United
States), we considered the Funds
internal control over financial
reporting, including controls over
safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such
opinion.
The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A funds internal
control over financial reporting is a
process designed to provide
reasonable assurance regarding the
reliability of financial reporting and
the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A funds
internal control over financial
reporting includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
fund; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
in accordance with generally
accepted accounting principles, and
that receipts and expenditures of
the fund are being made only in
accordance with authorizations of
management and directors of the
fund; and (3) provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use, or disposition of a
funds assets that could have a
material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the
design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis. A material
weakness is a deficiency, or a
combination of deficiencies, in
internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the funds
annual or interim financial
statements will not be prevented or
detected on a timely basis.
Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all deficiencies
in internal control that might be
material weaknesses under
standards established by the Public
Company Accounting Oversight
Board (United States). However, we
noted no deficiencies in the Funds
internal control over financial
reporting and its operation,
including controls for safeguarding
securities that we consider to be a
material weakness, as defined
above, as of November 30, 2016.
This report is intended solely for the
information and use of management
and the Board of Trustees of OCM
Gold Fund and the Securities and
Exchange Commission and is not
intended to be and should not be
used by anyone other than these
specified parties.


/s/Deloitte & Touche LLP
Milwaukee, Wisconsin
January 27, 2017